ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Right Management Consultants, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements No. 333-06211, File No. 333-07975, File No. 33-58698, File No. 33-62997, File No. 33-62999, File No. 333-84493 and File No. 333-84495.

                      /S/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
         March 29, 2000